                                                                   Exhibit  15.8


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We are aware that our report dated October 19, 2001 on our review of interim financial information of Companhia Hispano-Brasileira de Pelotizacao-HISPANOBRAS as of September 30, 2001 and 2000, and for the nine-month periods then ended, is included in the Companhia Vale do Rio Doce Registration Statement on Form F-3 dated February 4, 2002.

Yours very truly,

/s/ Arthur Andersen S/C


Rio de Janeiro, Brazil, 2002